November 10, 2016

U.S. Securities and Exchange Commission

Office of the Chief Accountant

100F Street Northeast

Washington, DC 20549-2000

RE:	AFH Acquisitions IX, Inc.
File No. 000-53070

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K dated October 5, 2016 of AFH Acquisition IX, Inc. (“the Registrant”) and are in agreement with the statements contained therein as it pertains to our firm.

We have no basis to agree or disagree with any other statements of the Registrant contained in Item 4.01.

Sincerely,

/s/ Anton & Chia, LLP